UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013

TRUNITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

230 Commerce Way
Portsmouth, New Hampshire 03801
(Address of principal executive offices, including zip code)

(866) 723-4114
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Trunity Holdings,” “Trunity,” the “Company,” “us,” “our” or “we” are to Trunity Holdings, Inc.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 24, 2013, Dr. Arol I. Buntzman, was appointed to serve as Chairman of the Board and Chief Executive Officer of Trunity Holdings, Inc., succeeding Terry Anderton who resigned from these positions.  Mr. Anderton will continue to serve the Company as its President and will remain as an executive member of the Board of the Directors.

Dr. Buntzman earned an A.A.S. degree in Accounting from Westchester Community College, as well as both a B.S. degree in Real Estate and Economics and an MBA degree from Arizona State University.  Upon completion of his MBA, he worked as an instructor in the Business Department of Southern Oregon College.  From 1971 through 1991, Dr. Buntzman served as President or CEO of various companies he founded in the areas of real estate development, property management, hospital equipment, cosmetics and biotechnology.

In 1991, he sold his corporate interests and a year later returned to school to earn a P.D. in Education Administration and an Ed.D. degree from the Executive Leadership Program at Fordham University, Graduate School of Education.  His doctoral dissertation focused on the use of live interactive video conference for education delivery.  From 1995 through 2006, he worked in education as a consultant and Adjunct Professor at Fordham University, Graduate School of Education; Director of the Weekend College Program and Adjunct Professor at Mercy College; founder, Chairman and CEO of Educational Telecommunications; founder (in 1997), Chairman (until 2006) and CEO (until 2003) of EVCI Career Colleges Holding Corporation, which he took public on the Nasdaq stock market in 1999 as Educational Video Conferencing, Inc. (“EVCI”); and Chancellor of all colleges owned and operated by EVCI, which included The College of Technology, Interboro Institute and The Pennsylvania School of Business.   During his tenure at EVCI, Dr. Buntzman developed a successful entrepreneurship program for these colleges, and co-developed in collaboration with Notre Dame University an “intrepreneurship” program for corporate executives, designed to bring entrepreneurial thinking into corporations.  This program was delivered through high definition, multi-point video conferences to executives at major corporations, including AIG and Merrill Lynch, among many others.

Dr. Buntzman has been honored with the Smithsonian-ComputerWorld Award for best education technology.  He has also been involved in numerous humanitarian, health, education and cultural initiatives in New York and the Dominican Republic.  Since retiring in 2006, he has devoted his efforts to organizing education and training programs to help break the cycle of poverty in the poorest countries of the Americas.

Additional changes to Trunity’s senior leadership team and Board of Directors, effective September 24, 2013, included the resignation of the Company’s Executive Vice President and Chief Technology Officer, Dr. Joakim Lindblom, from the Board; however, Dr. Lindblom, who will remain with the Company in his current executive capacity, has been granted Board observer status, entitling him to be invited to attend and participate in all Board meetings.

In addition, Ms. Nicole Fernandez-McGovern, Trunity’s Chief Financial Officer and Treasurer, will replace Dr.. Lindblom as the Company’s Secretary.

In connection with the changes as to Terry Anderton’s executive positions, Mr. Anderton agreed to the cancellation of options held by him to purchase 2,400,00 shares of Trunity’s common stock at $.35 per share.  Dr. Buntzman’s compensation package has not yet been determined.  Trunity’s Board expects to complete the package within the next 60 days.

Prior to the market open on September 27, 2013, we will issue a press release announcing the foregoing management changes. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01    Financial Statements and Exhibits.

(c)           Exhibits

Exhibit 99.1    Trunity Holdings, Inc. press release dated September 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUNITY HOLDINGS, INC.
Dated: September 27, 2013	By:	/s/ Nicole Fernandez-McGovern
Chief Financial Officer